Exhibit 10.1

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED

2000 EQUITY INCENTIVE PLAN

(Adopted by the Board of Directors on December 15, 2000, and amended and restated by the Board of Directors on March 5, 2002, and effective upon ratification and approval by the stockholders of the Company on June 13, 2002.  First Amendment effective upon approval by the Board of Directors on August 5, 2005.  Amended and restated again by the Board of Directors on March 10, 2008 and April 9, 2008.)

The options granted under this Amended and Restated 2000 Equity Incentive Plan are not intended to be treated as “incentive stock options” within the meaning of Section 422 of the Code.

1.             Definitions.  As used in this Amended and Restated 2000 Equity Incentive Plan of Cubist Pharmaceuticals, Inc., the following terms shall have the following meanings:

1.1.         Accelerate, Accelerated, and Acceleration, when used with respect to an Option, means that as of the relevant time of reference such Option will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms and, when used with respect to Restricted Stock, means that the Risk of Forfeiture otherwise applicable to such Restricted Stock shall expire with respect to some or all of such Restricted Stock, and when used with respect to a Restricted Stock Unit Award, means that as of the relevant time of reference such Restricted Stock Unit Award will become vested with respect to some or all of such Restricted Stock Units for which it was not then otherwise vested by its terms.

1.2          Award means the grant or sale pursuant to the Plan of Restricted Stock, Restricted Stock Units, Stock Grants or Options.

1.3.         Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of an Option or of a grant or sale of Restricted Stock, Restricted Stock Units or of a Stock Grant.

1.4.         Board means the Company’s Board of Directors.

1.5.         Change in Corporate Control means (1) the closing of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger or consolidation in which the holders of Stock immediately prior to the merger or consolidation will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or consolidation as before the merger or consolidation, or (B) any sale, lease, exchange, or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or (2) the date on which any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the Company or any of its Subsidiaries shall become (together with its “affiliates” and “associates,” as defined in Rule 12b-2 under the Exchange Act) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 100% of the Stock outstanding at the time, with the prior approval of the Board, or (3) a Hostile Change in Corporate Control.

1.6.         Code means the United States Internal Revenue Code of 1986, as amended.

1.7.         Company means Cubist Pharmaceuticals, Inc., a Delaware corporation.

1.8.         Compensation Committee means a committee comprised of two or more Outside Directors, appointed by the Board, and vested by the Board with the power and authority to administer the Plan in accordance with the provisions of Section 5.

1.9.         Exchange Act means the Securities Exchange Act of 1934, as amended.

1.10.       Fair Market Value means on any date (i) if the Stock is traded on a stock exchange, the closing price on the date in question or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred, and (ii) if the Stock is not traded on a stock exchange, the value of a Share on such date as determined by the Board or the Compensation Committee.

1.11.       Grant Date means the date as of which an Option is granted.

1.12.       Holder means, with respect to any Award, (i) the person to whom such Award shall have been granted under the Plan, or (ii) any transferee of such Award to whom such Award shall have been transferred in accordance with the provisions of Sections 7.7, 8.3(e), 8.3(f) or 8.4(d).

1.13.       Hostile Change in Corporate Control means the date on which any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the Company or any of its Subsidiaries shall become (together with its “affiliates” and “associates,” as defined in Rule 12b-2 under the Exchange Act) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board.

1.14.       Incentive Option means an “incentive stock option” within the meaning of Section 422 of the Code.

1.15.       Incumbent Directors means, in the case of a Hostile Change in Corporate Control, those individuals who were members of the Company’s Board of Directors immediately prior to such Hostile Change in Corporate Control.

1.16.       Option means an option granted under the Plan to purchase Shares.

1.17.       Option Price means the price paid by an Optionee for a Share upon exercise of an Option.

1.18.       Optionee means a person eligible to receive an Option, to whom an Option shall have been granted under the Plan.

1.19.       Outside Director shall mean a member of the Board who is not an officer, employee or consultant of the Company or any Subsidiary.

1.20.       Plan means this Amended and Restated 2000 Equity Incentive Plan of the Company, as amended from time to time.

1.21.       Restricted Stock means an Award pursuant to Section 8 below of shares of Stock subject to restrictions or other forfeiture conditions.

1.22.       Restricted Stock Units means an Award pursuant to Section 8 below of the right to receive Shares upon attainment of vesting conditions set forth in the Award Agreement.

1.23.       Restriction Period means the period established by the Compensation Committee and set forth in the applicable Award Agreement during which the Risk of Forfeiture applicable to shares of Restricted Stock remains in effect.

1.24.       Risk of Forfeiture means a limitation on the right of the Holder to retain an Award of Restricted Stock, including a right for the Company to reacquire the Shares at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

1.25.       Retirement means, with respect to any Optionee that is an employee of the Company, the voluntary retirement of such Optionee as an employee of the Company at any time after age 65 or such earlier age as the Compensation Committee shall determine.

1.26.       Secondary NIC means secondary national insurance contributions as defined in the SSCBA.

1.27.       Securities Act means the United States Securities Act of 1933, as amended.

1.28.       Shares means shares of Stock.

1.29.       SSCBA means the Social Security Contributions and Benefit Act 1992 of the United Kingdom.

1.30.       Stock means common stock, $.001 par value per share, of the Company.

1.31.       Stock Equivalent means as of the date in question, any securities of the Company exercisable, exchangeable or convertible into shares of Stock.

1.32.       Stock Grant means an Award pursuant to Section 9 below of shares of Stock not subject to restrictions or other forfeiture conditions.

1.33.       Subsidiary means any corporation which qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424(f) of the Code.

1.34.       UK Option means an Option granted to an employee of the UK Subsidiary who is a resident of the United Kingdom or any Option giving rise to the UK Subsidiary’s liability for Secondary NIC.

1.35.       UK Subsidiary means Cubist Pharmaceuticals (UK) Ltd., a company organized under the laws of Wales and England.

2.             Purpose.  This Plan is intended to encourage ownership of Stock by officers, employees and consultants to the Company and its Subsidiaries and to provide additional incentives for them to promote the success of the Company’s business.  The Plan is not intended to be an incentive stock option plan within the meaning of Section 422 of the Code.  None of the Options granted hereunder will be Incentive Options.

3.             Term of the Plan.  Awards may be granted hereunder at any time in the period commencing upon the effectiveness of the Plan pursuant to Section 19 and ending on December 15, 2010.

4.             Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan, at no time shall the number of Shares issued pursuant to or subject to outstanding Awards granted under the Plan exceed 11,535,764 Shares.  The Shares of Stock to be issued under the Plan, will be made available, at the discretion of the Compensation Committee, from authorized but unissued Shares or Shares held by the Company in its treasury.  Options awarded shall reduce the number of Shares available for Awards by one Share for every Share so awarded.  Each Stock Grant Award and each Award of Restricted Stock or Restricted Stock Units shall reduce the number of Shares available for Awards by two Shares for every one Share so awarded.  If any Option expires, terminates or is cancelled for any reason without having been exercised in full, or if any Award other than an Option is forfeited by the recipient or repurchased by the Company at less than its Fair Market Value, the Shares not purchased by the Optionee or forfeited by the recipient or repurchased by the Company shall again be available for Awards to be granted under the Plan.

5.             Administration. Subject to the provisions set forth below in this Section 5, the Plan shall be administered by the Compensation Committee.  Subject to the provisions of the Plan, the Compensation Committee shall have complete authority, in its discretion, to make or to select the manner of making all needful determinations with respect to each Award to be granted by the Company in addition to any other determination allowed the

Compensation Committee under the Plan, including:  (a) the officer, employee or consultant to receive such Award; (b) whether the Award will be an Option, Restricted Stock, Restricted Stock Unit or Stock Grant, (c) the time of granting the Award; (d) the number of Shares subject to the Award; (e) the Option Price of any Option or purchase price of any other Award; (f) the option period of any Option; (g) the exercise date or dates or, if the Option is immediately exercisable in full on its Grant Date or if the exercisability of the Option is accelerated by the Compensation Committee in whole or in part at any time following its Grant Date, the vesting schedule, if any, applicable to the Shares issuable upon the exercise of the Option; (h) the Restriction Period and the terms of the Risk of Forfeiture applicable to an Award of Restricted Stock; (i) the vesting schedule applicable to an Award of Restricted Stock Units; (j) the effect of termination of employment, consulting or association with the Company on the subsequent exercisability of the Option or the recipient’s retention of any Award; and (k) whether the Option, Restricted Stock or Restricted Stock Units may be transferred by the Holder to a third party.  In making such determinations, the Compensation Committee may take into account the nature of the services rendered by the respective officers, employees and consultants, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Compensation Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Compensation Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan.  The Compensation Committee’s determinations on the matters referred to in this Section 5 shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.  Notwithstanding anything expressed or implied in the Plan to the contrary, (i) at any time and on any one or more occasions, the Board may itself exercise any of the powers and responsibilities assigned to the Compensation Committee under the Plan and when so acting shall have the benefit of all of the provisions of this Plan pertaining to the Compensation Committee’s exercise of its authorities hereunder, and (ii) in compliance with applicable law, the Compensation Committee may delegate to the Chief Executive Officer of the Company the authority to make Awards under the Plan to employees who are not officers, and to consultants who are not officers, in accordance with guidelines established by the Compensation Committee or the Board at any time and from time to time.

6.             Eligibility.  An Award may be granted only to an employee, officer or consultant of one or more of the Company and its Subsidiaries.  In no event shall the number of Shares covered by Options or other Awards granted under the Plan to any one person in any one calendar year exceed 500,000, as may be adjusted from time to time in accordance with Section 13.

7.             Options.

7.1.         Time of Granting Options.  The granting of an Option shall take place at the time specified by the Compensation Committee.  Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which an Award

Agreement shall have been duly executed and delivered by the Company and the Optionee.

7.2.         Option Price.  The Option Price under each Option shall be determined by the Compensation Committee, provided that each Option granted to an Optionee under this Section 7 shall have an Option Price equal to at least 100% of the Fair Market Value of the Stock on the applicable Grant Date.

7.3.         Option Period. The option period for any Option granted pursuant to this Section 7 shall be no longer than ten years from the Grant Date.

7.4.         Vesting.  An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Compensation Committee may determine. Notwithstanding anything in this Section 7 or any applicable Award Agreement to the contrary, in the case of an Option not otherwise immediately exercisable in full, the Compensation Committee may Accelerate the exercisability of such Option in whole or in part at any time.  In the event that the Compensation Committee Accelerates the exercisability of any Option in whole or in part at any time, the Compensation Committee may require as a condition precedent to the effectiveness of any such Acceleration that the holder of such Option shall enter into a written agreement with the Company providing, among other things, that the Shares subject to such Option shall, following their issuance upon exercise of such Option, be subject to a repurchase option in favor of the Company upon such terms as the Compensation Committee shall determine in its sole and absolute discretion.

7.5.         UK Option.  To the extent that it is lawful to do so, a UK Option may be granted subject to a condition that any liability of the UK Subsidiary (as employer of the relevant Optionee) to pay Secondary NIC in respect of the exercise of such UK Option shall be the liability of the relevant Optionee and payable by or recoverable from that Optionee in accordance with Section 12(c) of this Plan, provided that the Compensation Committee may in its discretion at any time or times release the Optionee from this liability or reduce his liability hereunder unless an election in the form envisaged in Paragraph 3B(1) of Schedule 1 to SSCBA has been entered into between the UK Subsidiary and that Optionee and that election (or the legislation which provides for such an election to be effective) does not allow for such an election to be subsequently varied.

7.6.         Termination of Association with the Company.  Unless the Compensation Committee shall provide otherwise with respect to any Option, if an Optionee ceases to be an employee or consultant of the Company and its Subsidiaries for any reason other than Retirement or death of such Optionee, any Option held by such Optionee and/or any subsequent Holder may be exercised by such Optionee and/or such subsequent Holder at any time within 90 days after the termination of such relationship, but only to the extent exercisable at termination and in no event after the applicable option period.  If an Optionee enters Retirement or dies, any Option held by such Optionee and/or any subsequent Holder may be exercised by such Optionee, such subsequent Holder and/or the executor or administrator of such Optionee or such subsequent Holder at any time within the shorter of the applicable option period or 12 months after the date of the Optionee’s Retirement or death, but only to the extent exercisable at the time of such Optionee’s Retirement or death.  Options which are not exercisable at the time of termination of employment or consultancy, as the case may be, between the Company and the Optionee or which are so exercisable but are not exercised within the time periods described above shall terminate.  Notwithstanding the foregoing, in the event that (i) the applicable Award Agreement with respect to an Option shall contain specific provisions governing the effect that any such termination shall have on the exercisability of such Option, or (ii) the Board, shall at any time adopt specific provisions governing the effect that any such termination shall have on the exercisability of such Option, then such provisions shall, to the extent that they are inconsistent with the provisions of this Section 7.6, control and be deemed to supersede the provisions of this Section 7.6.   For purposes of this Section 7.6, military or sick leave shall not be deemed a termination of employment, provided that it does not exceed the longer of 90 days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

7.7.         Transferability of Options. Options shall not be transferable; provided, however, that Options shall be transferable by will or the laws of descent and distribution; and provided, further, that Options may be transferred to a third party if and to the extent authorized and permitted by the Compensation Committee at the time of grant of such Options or at any time thereafter.  In granting its authorization and permission to any proposed transfer of an Option to a third party, the Compensation Committee may impose conditions or requirements that must be satisfied by the transferor or the third party transferee prior to or in connection with such transfer, including, without limitation, any conditions or requirements that may be necessary or desirable, in the sole and absolute discretion of the Compensation Committee, to ensure that such proposed transfer complies with applicable securities laws or to prevent the Company, such transferor or such third party transferee from violating or otherwise not be in compliance with applicable securities laws as a result of such transfer.  The Compensation Committee may at any time and from time to time delegate to one or more officers of the Company the authority to permit transfers of Options to third parties pursuant to this Section 7.7, which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Compensation Committee at any time and from time to time.  The restrictions on transferability set forth in this Section 7.7 shall in no way preclude any Holder from effecting “cashless” exercises of an Option pursuant to, and in accordance with, Section 7.8(b) hereof.

7.8.         Exercise of Option.

(a)           An Option may be exercised only by giving written notice, in the manner provided in Section 17 hereof, specifying the number of Shares as to which the Option is being exercised, accompanied (except as otherwise provided in paragraphs (b) and (c) of this Section 7.8) by full payment for such Shares in the form of a check or bank draft payable to the order of the Company or other Shares with a current Fair Market Value equal to the Option Price of the Shares to be purchased.  Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof.  Upon receipt by the Company of any such notice of exercise with respect to a UK Option, the Company shall immediately deliver a copy thereof to the UK Subsidiary (as employer of the relevant Optionee).  Subject to the provisions of the Plan (including, without limitation, Sections 10, 11 and 12) or any applicable Award Agreement, within 30 days after receipt of such notice and payment, the Company shall deliver or cause to be delivered to the Holder the number of Shares then being purchased by the Holder.  Such Shares shall be fully paid and nonassessable.

(b)           In lieu of payment by check, bank draft or other Shares accompanying the written notice of exercise as described in paragraph (a) of this Section 7.8, a Holder may, unless prohibited by applicable law, elect to effect payment by including with the written notice referred to in paragraph (a) of this Section 7.8 irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company that number of Shares subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price of such Option and, if the Holder further elects, the withholding obligations of the Optionee and/or such Holder pursuant to Section 12 with respect to such exercise, together with irrevocable instructions to such broker to sell such Shares and to remit directly to the Company such aggregate exercise price and, if the Holder has so elected, the amount of such withholding obligation.  The Company shall not be required to deliver to such securities broker any such Shares until it has received from the broker such exercise price and, if the Holder has so elected, the amount of such withholding obligation.

(c)           No Holder shall be permitted to effect payment of any amount of the Option Price of the Shares to be purchased by executing and delivering to the Company a promissory note.

(d)           The right of the Holder to exercise an Option pursuant to any provision of this Section 7.8, and the obligation of the Company to issue Shares upon any exercise of an Option pursuant to this Section 7.8, is subject to compliance with all of the other provisions of the Plan (including, without limitation, Sections 10, 11 and 12) or any applicable Award Agreement.

7.9          Limitation of Rights in Stock.  A Holder shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares covered by an Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, the Company shall have issued and delivered to the Holder or his agent such Shares.

8.             Restricted Stock and Restricted Stock Units

8.1.         Provision for Grant.  Restricted Stock and Restricted Stock Units may be granted either alone or in addition to other Options granted under the Plan at such price, if any, as the Compensation Committee may determine.  The Compensation Committee shall condition the grant of Restricted Stock and Restricted Stock Units upon the completion of additional service, attainment of specified performance goals or such other factors as the Compensation Committee may determine.

8.2          Awards.  The prospective recipient of a Restricted Stock or Restricted Stock Unit Award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

8.3          Additional Terms and Conditions of Restricted Stock.  Grants of Restricted Stock may be made under the following additional terms and conditions and such other terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee may prescribe:

(a)           Purchase Price.  Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, as is determined by the Compensation Committee.

(b)           Acceptance of Awards.  Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Compensation Committee may specify at grant) after the Award date, by executing an Award Agreement for Restricted Stock and paying whatever price (if any) is required pursuant to the terms of the Award.

(c)           Issuance of Certificates.  Subject to subsection (d) below, each Holder receiving an Award of Restricted Stock shall be issued a stock certificate in respect of the Shares covered by such Award of Restricted Stock.  Such certificate shall be registered in the name of such Holder, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Cubist Pharmaceuticals, Inc. Amended and Restated 2000 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Cubist Pharmaceuticals, Inc.  Copies of such Plan and Agreement are on file in the offices of Cubist Pharmaceuticals, Inc. at 65 Hayden Avenue, Lexington, Massachusetts 02421.

(d)           Escrow of Shares.  The Compensation Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by an officer of the Company, the designated escrow agent, until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to the Shares covered by such Award.

(e)           Restrictions and Restriction Period.  During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions, related to the performance of service, Company or Subsidiary performance or otherwise, as the Compensation Committee may determine.  Any such Risk of Forfeiture may be waived or terminated, in whole or in part, and/or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate.

(f)            Transferability.  Upon any permitted transfer of shares of Restricted Stock without violating any restriction on transfer imposed pursuant to Section 8.3(e), such shares shall remain subject to any applicable terms, provisions, restrictions and limitations of such Restricted Stock, including any applicable restriction on transfer and Risk of Forfeiture.

(g)           Rights Pending Lapse of Restrictions or Forfeiture of Award.  Except as provided in this subsection (g) and subsections (e) and (f) above, the Holder shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends.  The Compensation Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Compensation Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

(h)           Effect of Termination Of Employment Or Association.  Unless otherwise determined by the Compensation Committee (either at the time of grant of the Award or at any time thereafter) and subject to the applicable provisions of the Award Agreement and this Section 8, upon termination of a Holder’s employment or other association with the Company and its Subsidiaries for any reason during the Restriction Period including on an entity ceasing to be a Subsidiary of the Company, all Shares still subject to the Risk of Forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the absent recipient’s reemployment rights, if any, are guaranteed by statute or by contract.

(i)            Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such Shares shall be delivered to the Holder promptly if not theretofore so delivered.

8.4          Additional Terms and Conditions of Restricted Stock Units.  Grants of Restricted Stock Units may be made under the following additional terms and conditions and such other terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee may prescribe:

(a)           Purchase Price.  Shares issued pursuant to an Award of Restricted Stock Units shall be issued under the Plan for such consideration, if any, in cash, other property or services, as is determined by the Compensation Committee.

(b)           Issuance of Shares.  Following the  vesting of an Award of Restricted Stock Units, the Holder shall be issued the Shares underlying such Award in accordance with the terms, and at the time or times, set forth in the applicable Award Agreement.  Such Shares when issued shall be registered in the name of the Holder, and, if applicable and certificated, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(c)           Vesting.  The Restricted Stock Units shall vest in such installments, cumulative or non-cumulative, as the Compensation Committee may determine or upon conditions, related to the performance or service, Company or Subsidiary performance or otherwise, as the Compensation Committee may determine.  Notwithstanding anything in this Section 8 or any applicable Award Agreement to the contrary, the Compensation Committee may Accelerate the vesting of Restricted Stock Units in whole or in part at any time on such basis as it deems appropriate.  In the event that the Compensation Committee Accelerates the vesting of any Restricted Stock Unit Award in whole or in part at any time, the Compensation Committee may require as a condition precedent to the effectiveness of any such Acceleration that the Holder shall enter into a written agreement with the Company providing, among other things, that the Shares subject to such Restricted Stock Unit Award shall, following their issuance upon vesting of such Restricted Stock Unit Award, be subject to a repurchase option in favor of the Company upon such terms as the Compensation Committee shall determine in its sole and absolute discretion.

(d)           Transferability.    Restricted Stock Units shall not be transferable; provided, however, that Restricted Stock Units shall be transferable by will or the laws of descent and distribution; and provided, further, that Restricted Stock Units may be transferred to a third party if and to the extent authorized and permitted by the Compensation Committee at the time of grant of such Restricted Stock Units or at any time thereafter.  In granting its authorization and permission to any proposed transfer of Restricted Stock Units to a third party, such Award shall remain subject to any applicable terms, provisions, restrictions and limitations, including vesting, and the Compensation Committee may impose additional conditions or requirements that must be satisfied by the transferor or the third party transferee prior to or in connection with such transfer, including, without limitation, any conditions or requirements that may be necessary or desirable, in the sole and absolute discretion of the Compensation Committee, to ensure that such proposed transfer complies with applicable securities laws as a result of such transfer.  The Compensation Committee may at any time and from time to time delegate to one or more officers of the Company the authority to permit transfers of Restricted Stock Units to third parties pursuant to this Section 8.4(d), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Compensation Committee at any time and from time to time.

(e)           Limitations of Rights in Stock.  A Holder shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares covered by an Award of Restricted Stock Units, except to the extent that the Restricted Stock

Units shall have vested and, in addition, the Shares shall have been issued therefore and delivered to the Holder or his agent.  If so provided pursuant to the terms of the Award Agreement, the Holder of an Award of Restricted Stock Units shall be entitled to receive, following the vesting of the Award, payments equivalent to any dividends declared with respect to Shares underlying the Award.  Unless the Award Agreement shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

(f)            Effect of Termination of Employment or Association.  Unless otherwise determined by the Compensation Committee (either at the time of grant of the Award or at any time thereafter) and subject to the applicable provisions of the Award Agreement and this Section 8, upon termination of a Holder’s employment or other association with the Company and its Subsidiaries for any reason during the vesting period including on an entity ceasing to be a Subsidiary of the Company, all unvested Shares still subject to the Restricted Stock Unit Award shall be forfeited on the terms specified in the Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the absent recipient’s reemployment rights, if any, are guaranteed by statute or by contract.

9.             Stock Grants

In recognition of significant contributions to the success of the Company or its Subsidiaries, in lieu of compensation otherwise already due and in such other limited circumstances as the Compensation Committee deems appropriate, shares of Stock may be issued either alone or in addition to other Awards granted under the Plan at such price, if any, as the Compensation Committee may determine. Stock Grant Awards shall be made without forfeiture conditions of any kind and otherwise pursuant to such terms and conditions as the Compensation Committee may determine.

10.          Restrictions on Issue of Shares.

(a)           Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of Shares covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of such Shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(1)           the Shares are at the time of the issue of such Shares effectively registered under the Securities Act; or

(2)           the Company shall have determined, on such basis as it deems appropriate

(including an opinion of counsel or a no-action letter, each in form and substance reasonably satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

(b)           If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any Shares with respect to which an Award shall have been granted, or to qualify any such Shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense.  The Company may require from each recipient of an Award, or each holder of Shares acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(c)           All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Compensation Committee may, if certificated, cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.          Purchase for Investment.

(a)           Without limiting the generality of Section 10 hereof, if the Shares to be issued pursuant to Awards granted under the Plan have not been effectively registered under the Securities Act, the Company shall be under no obligation to issue any Shares covered by any Award unless the Holder shall have made such written representations and covenants to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of ensuring that the issuance of such Shares will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to written representations that the Holder is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Shares.

(b)           Each Share to be issued pursuant to Awards granted pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 11 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such Shares of Stock.

12.          Withholding; Notice of Disposition of Stock Prior to Expiration of Specified Holding Period.

(a)           Whenever Shares are to be issued in satisfaction of an Award granted hereunder, the Company shall have the right to require the recipient of such Award and/or any subsequent Holder to remit to the Company an amount sufficient to satisfy federal, state, local, employment or other tax withholding requirements if, when and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any such Shares.  The obligations of the Company under the Plan shall be conditional on such payment and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

(b)           The Compensation Committee may, at or after grant, permit the recipient and/or subsequent Holder to satisfy any tax withholding requirements pertaining to the issuance of Shares to satisfy an Award by delivery to the Company of Shares (including, without limitation, Shares retained from the exercise or grant of the Award that is creating the tax obligation) having a value equal to the amount to be withheld.  The value of Shares to be so delivered shall be based on the Compensation Committee’s determination of the Fair Market Value of a Share on the date the amount of tax to be withheld is to be determined.

(c)           If a UK Option is exercised and the Optionee is required under Section 7.5 hereof to either bear the cost of all or part of the Secondary NIC or to enter into an election in the form envisaged in Paragraph 3B(1) of Schedule 1 to SSCBA, then the Optionee shall by having delivered a notice of exercise with respect to such UK Option be deemed to have granted to the UK Subsidiary (as employer of the relevant Optionee) the irrevocable authority, as agent of the Optionee and on his behalf, to sell or procure the sale of sufficient Shares subject to such UK Option so that the net proceeds payable to the UK Subsidiary are so far as possible equal to but not less than the amount of the Secondary NIC which the Optionee is liable for and the UK Subsidiary shall account to the Optionee for any balance. No Shares subject to any such UK Option shall be issued to the Optionee until the UK Subsidiary has received payment of the amount of Secondary NIC for which such Optionee is liable as a result of the exercise of such UK Option.

13.          Adjustment Provisions.

13.1        Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of April 9, 2008.  If subsequent to such date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities or property (including cash), or if subsequent to such date additional shares or new or different shares or other securities or property (including cash) are distributed with respect to or in exchange for shares of Stock or other securities upon the merger, consolidation, sale of all or substantially all the property or assets of the Company, sale of all of the outstanding Stock of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to shares of Stock, or other securities, (each of the foregoing events an “Adjustment Event”) an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares or other securities subject to the provisions of Section 4, (ii)  the numbers and kinds of shares or other securities or property (including cash) subject to the then outstanding Options, Restricted Stock and Restricted Stock Unit Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.  Without limiting the generality of the foregoing provisions of this Section 13.1, upon the occurrence of an Adjustment Event, Holders of Options outstanding immediately prior to such Adjustment Event shall upon exercise of such Options at any time following such Adjustment Event be entitled to receive the shares of stock, other securities or property (including cash) that such Holders would have received as a result of such Adjustment Event if such Holders had exercised such Options immediately prior to such Adjustment Event.  The provisions of this Section 13.1 (including, without limitation, the immediately preceding sentence) shall apply successively with respect to multiple Adjustment Events that occur over time.

13.2        Change in Corporate Control. Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of a Change in Corporate Control (a) any then Restricted Stock and Restricted Stock Units shall Accelerate, and (b) any then outstanding Options shall Accelerate.  For the purposes of the preceding sentence, (i) in the case of a Change in Corporate Control that is not a Hostile Change in Corporate Control, the Board (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5) shall have the discretion to exclude any such Change in Corporate Control from the application of the provisions of the immediately preceding sentence, and (ii) in the case of a Hostile Change in Corporate Control, a majority of the Incumbent Directors prior to such Hostile Change in Corporate Control shall have the discretion to exclude any such Change in Corporate Control from the application of the provisions of the immediately preceding sentence.  To the extent Options, Restricted Stock and Restricted Stock Units are not assumed, substituted or replaced upon a Change in Corporate Control that is not a Hostile Change in Corporate Control, the Board (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5) shall have the discretion to terminate such outstanding Options to the extent not exercised prior to or simultaneously with such Change in Corporate Control and to terminate such outstanding Restricted Stock and Restricted Stock Units to the extent not vested prior to or simultaneously with such Change in Corporate Control.  Upon a Change in Corporate Control, each outstanding Option, Restricted Stock and Restricted Stock Unit will be appropriately adjusted simultaneously with such Change in Corporate Control in accordance with Section 13.1.

13.3        Dissolution or Liquidation.  Upon dissolution or liquidation of the Company each outstanding Restricted Stock Award and Restricted Stock Unit Award shall terminate and each Option shall terminate, but the Optionee (if at the time in the employ of or otherwise associated with the Company or any of its Subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

13.4        Related Matters.  Any adjustment in Awards made pursuant to this Section 13 shall be determined and made, if at all, by the Compensation Committee and shall include any correlative modification of terms, including of Option Prices, purchase prices, Risks of Forfeiture and applicable repurchase prices for Restricted Stock, which the Compensation Committee may deem necessary or appropriate so as to ensure the rights of the Holders in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 13.  No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares.

14.          Reservation of Stock.  The Company shall at all times during the term of the Plan and, without duplication, of any outstanding Awards, reserve or otherwise keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan (if not then terminated) and such outstanding Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

15.          No Special Employment or Other Rights.  Any Stock issued pursuant to Awards shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation, and the By-laws of the Company, if any.  Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Subsidiary), or interfere in any way with the right of the Company (or any Subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or advisory relationship or to increase or decrease the compensation of the recipient of an Award from the rate in existence at the time of the grant of an Award.

16.          Termination and Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable.  Any termination of the Plan shall not affect the terms of any Award outstanding on the date of such termination.  Unless the Board otherwise expressly provides and except to the extent otherwise provided in the next sentence, amendments of the Plan shall apply to all Awards outstanding on the date of such amendments to the same extent as if such amendments had been in effect at the time that each of such outstanding Awards were made or granted.  Notwithstanding the foregoing, no amendment of the Plan may, without the consent of any recipient of an Award outstanding on the date of such amendment, (i) reduce the number of shares of Stock subject to such Award, (ii) increase the Option Price or the purchase price, as the case may be, of such Award, or (iii) change the vesting schedule or the Risk of

Forfeiture, as the case may be, of such Award in a manner that adversely affects the rights of the recipient under such Award.  The Compensation Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, and provided, further, that no such amendment of such Award may, without the consent of any recipient of such Award hereunder, (x) reduce the number of shares of Stock subject to such Award, (y) increase the Option Price or the purchase price, as the case may be, of such Award, or (z) change the vesting schedule or the Risk of Forfeiture, as the case may be, of such Award in a manner that adversely affects the rights of the recipient under such Award.  Notwithstanding the foregoing or anything to the contrary in the Plan, no repricing of outstanding Awards shall be permitted under the Plan without first receiving approval from the holders of Stock representing not less than a majority of the then outstanding Shares.  For this purpose, the term “repricing” shall mean any of the following or any other action that has the same effect:  (i) lowering the Option Price of an Option after it is granted, (ii) buying-out an outstanding Option at a time when its Option Price exceeds the Fair Market Value of the Stock for cash or shares, (iii) any other action that is treated as a repricing under generally accepted accounting principles, or (iv) canceling an Option at a time when its Option Price exceeds the Fair Market Value of the Stock in exchange for another Option, Restricted Stock, Restricted Stock Units, a Stock Grant or other equity of the Company, unless the cancellation and exchange occurs in connection with a Change in Corporate Control.  Notwithstanding anything in this Section 16 to the contrary, the consent of the recipient of an Award to an amendment of the Plan or of the Award shall not be required if the Board or Compensation Committee, as the case may be, determines in its sole discretion and prior to the date of any Change in Corporate Control that such amendment either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation, the provisions of Section 409A of the Code (and any successor provisions of the Code) and the regulations and other guidance issued thereunder, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

17.          Notices and Other Communications.  All notices and other communications required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Holder, at his or her residence address last filed with the Company, and (b) if to the Company, at 65 Hayden Avenue, Lexington, Massachusetts 02421, Attention: General Counsel or to such other persons or addresses as the Holder or the Company may specify by a written notice to the other from time to time.  Copies of all notices sent to any Holder that is not the recipient of an Award shall also be sent to the Holder in the manner set forth in this Section 17.

18.          Exemption From or Compliance with Section 409A of the Code.  The Company intends that the Plan and any Awards granted hereunder either be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code (and any successor provisions of the Code) and the regulations and other guidance issued thereunder (the “Requirements”), to the extent applicable, and be operated in accordance with such Requirements, so that any compensation payable under any Award (including any dividends and dividend equivalents)

shall not be included in income under Section 409A of the Code.  Any ambiguities in the Plan shall be construed to effect the intent as described in this Section 18.

19.          Effectiveness. The Plan, originally called the 2000 Nonstatutory Stock Option Plan, was originally adopted on December 15, 2000 by the Board.  The Plan was amended and restated by the Board on March 5, 2002, and the Plan, as so amended and restated, was ratified and approved by the stockholders of the Company on June 13, 2002.  The Plan was amended by the Board on August 5, 2005 and further amended and restated by the Board on March 10, 2008 and April 9, 2008.